Exhibit 99.1
PLAYSTUDIOS, INC. ANNOUNCES THIRD QUARTER RESULTS
Third Quarter Revenue of $70.6 Million; Nine-month Revenue of $215.5 Million, up 4.7% year-over-year
Advancing long-term positioning through growth of playAWARDS performance and expansion of development capacity
Las Vegas, Nevada – November 11, 2021 – PLAYSTUDIOS, Inc. (NASDAQ: MYPS) (“PLAYSTUDIOS” or the “Company”), the developer of the playAWARDS loyalty platform and an award-winning developer of free-to-play mobile and social games, today announced financial results for the third quarter ended September 30, 2021.
Third Quarter Financial Highlights
•Revenue was $70.6 million during the third quarter of 2021, compared to $69.7 million during the third quarter of 2020. This year’s results were driven by increases in daily payer conversion and spending per player partially offset by the lift attributable to the stay-at-home restrictions that were in place during the third quarter of 2020. For the nine months ended September 30, 2021, revenue grew 4.7% to $215.5 million compared to $205.9 million during the same period in 2020.
•Net income was $11.2 million during the third quarter of 2021, compared to net income of $5.1 million during the third quarter of 2020. Net income was $10.1 million during the nine months ended September 30, 2021, compared to net income of $23.6 million during the same period in 2020.
•AEBITDA, a non-GAAP financial measure defined below, was $9.6 million during the third quarter of 2021, compared to $13.3 million during the third quarter of 2020. AEBITDA was $27.6 million during the nine months ended September 30, 2021, compared to $49.3 million during the same period in 2020. The change for both the third quarter and the nine months ended September 30, 2021 reflects costs associated with the ongoing investments and other expenses related to the launch of myVEGAS Bingo earlier in 2021, along with the investments in other game development initiatives.
Andrew Pascal, Chief Executive Officer of PLAYSTUDIOS, commented, “Third quarter results reflect our continuing efforts to seed our growth for the long term. Our investments in our playAWARDS platform, the growth of our myVIP loyalty program, and the expansion of our game portfolio will continue to position us as the leaders in Rewarded Play. As the economy continues to emerge from the pandemic, we remain encouraged by our loyalty program engagement and activity. During the quarter, the number of rewards purchased increased 169% year-over-year and 27% sequentially, while the retail value of the purchases for the quarter was over $37 million, approaching pre-pandemic levels.”
He further added, “We continue to believe in our growth strategy, and remain focused on servicing our existing players, expanding our game portfolio, and evolving our playAWARDS platform. Our conviction is rooted in the response we receive every time we introduce new features, live operations content, and playAWARDS partners. For this reason we remain intensely focused on expanding our development capacity along with introducing new games, both of which will enable us to enhance our performance and further demonstrate the playAWARDS “Loyalty Lift.”
The Company also reinforced its focus on Corporate Development and expanding its game portfolio through acquisitions. In support of these efforts, the company has qualified and is actively pursuing a number of strategic opportunities. In addition, and given the Company’s current trading price, the Board approved a stock repurchase plan providing for the repurchase of up to $50 million of the Company’s Class A common stock over a period of 12 months. Pascal noted, “We still believe that the best use of our capital is to advance our M&A efforts. However, we also believe our current price in no way reflects the value or future potential of our business and we will continue to assess the benefits of purchasing our own equity should we deem it appropriate.”
Recent Business Highlights
•Following the expansion of our rewards platform with Bowlero Bowling and Amusement Centers, the Company launched Bowl-A-Palooza, a series of festival-like bowling parties. The event included stops in Los Angeles, Dallas, Chicago, and Scottsdale. Tickets to Bowl-A-Palooza were available using myVIP loyalty points earned on the PLAYSTUDIOS family of apps, including POP! Slots, myVEGAS Slots, myVEGAS Blackjack, my KONAMI Slots, and myVEGAS Bingo.
•Upon entering the casual gaming market with the global launch of myVEGAS Bingo, the Company enlisted the award winning Hollywood actress Jane Lynch. Lynch served as myVEGAS Bingo’s first “Celebrity Caller” for a limited run, bringing an exciting new dimension to the new game. Players heard Lynch call bingo numbers, celebrate big wins, and inject her signature dry wit into the energetic action. Players could exchange loyalty points for exclusive Jane Lynch merchandise. Additionally, players were able to use loyalty points to direct charitable contributions to Direct Relief, one of the organizations that Lynch supports that provides emergency medical assistance and disaster relief in the United States and internationally.
•Expanded the collection of playAWARDS partners and benefits, adding new rewards from Bowlero, Royal Caribbean Cruises, Resorts World at Sea, City Winery, Gateway casinos, the collection of re-opened Cirque du Soleil shows, along with a variety of Food & Beverage outlets across the MGM portfolio.
•Continued to expand our teams and resources in Belgrade and Vietnam, adding much needed development support for our core franchise products
Outlook
The Company expects its full-year 2021 revenue to be in the range of $282.5 million to $287.5 million. In addition, the full-year AEBITDA expectation remains in the range of $35 million to $40 million.
We have not provided the most directly comparable GAAP measure for our AEBITDA outlook because certain items that are part of the projected non-GAAP financial measure are outside of our control or cannot be reasonably estimated without unreasonable effort.
Conference Call Details
PLAYSTUDIOS will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of the results followed by a question and answer session. In addition, supplemental slides will be posted prior to the start of the call on PLAYSTUDIOS' Investor Relations website at http://ir.playstudios.com.
The call will be accessible via the Internet through https://ir.playstudios.com or by calling (844) 602-0380 for domestic callers and (862) 298-0970 for international callers.
A replay of the call will be archived at https://ir.playstudios.com.
About PLAYSTUDIOS, Inc.
PLAYSTUDIOS (Nasdaq: MYPS) is the developer and operator of award-winning free-to-play casual games for mobile and social platforms. The company’s collection of original and published titles is powered by its groundbreaking playAWARDS loyalty marketing platform, which enables players to earn real-world rewards from a portfolio of global entertainment, retail, technology, travel, leisure, and gaming brands across 17 countries and four continents. Founded by a team of veteran gaming, hospitality, and technology entrepreneurs, PLAYSTUDIOS brings together beautifully designed mobile gaming content with an innovative loyalty platform in order to provide its players with an unequaled entertainment experience and its partners with actionable business insights. To learn more about PLAYSTUDIOS, visit playstudios.com.
Performance Indicators
We manage our business by regularly reviewing several key operating metrics to track historical performance, identify trends in player activity, and set strategic goals for the future. Our key performance metrics are impacted by several factors that could cause them to fluctuate on a quarterly basis, such as platform providers’ policies, seasonality, player connectivity, and the addition of new content to games. We believe these measures are useful to investors for the same reasons. The key performance indicators may differ from similarly titled measures presented by other companies. For more information on our key performance indicators, please refer to the definitions below and the “Supplemental Data—Key Performance Indicators” section of this press release.
Daily Active Users (“DAU”): DAU is defined as the number of individuals who played a game on a particular day. We track DAU by the player ID, which is assigned for each game installed by an individual. As such, an individual who plays two different games on the same day is counted as two DAU while an individual who plays the same game on two different devices is counted as one DAU. Average DAU is calculated as the average of the DAU for each day during the period presented. We use DAU as a measure of audience engagement to help us understand the size of the active player base engaged with our games on a daily basis.
Monthly Active Users (“MAU”): MAU is defined as the number of individuals who played a game in a particular month. As with DAU, an individual who plays two different games in the same month is counted as two MAU while an individual who plays the same game on two different devices is counted as one MAU. Average MAU is calculated as the average of MAU for each calendar month during the period presented. We use MAU as a measure of audience engagement to help us understand the size of the active player base engaged with our games on a monthly basis.
Daily Paying Users (“DPU”): DPU is defined as the number of individuals who made a purchase in a mobile game during a particular day. As with DAU and MAU, we track DPU based on account activity. As such, an individual who makes a purchase on two different games in a particular day is counted as two DPU while an individual who makes purchases in the same game on two different devices is counted as one DPU. Average DPU is calculated as the average of the DPU for each day during the period presented. We use DPU to understand the size of our active player base that makes in-game purchases. This focus directs our strategic goals in setting player acquisition and pricing strategy.
Daily Payer Conversion: Daily Payer Conversion is defined as DPU as a percentage of DAU on a particular day. Average Daily Payer Conversion is calculated as the average DPU divided by average DAU for a given period. We use Daily Payer Conversion to understand the monetization of our active players.
Average Daily Revenue Per DAU (“ARPDAU”): ARPDAU is defined for a given period as the average daily revenue per average DAU, and is calculated as game and advertising revenue for the period, divided by the number of days in the period, divided by the average DAU during the period. We use ARPDAU as a measure of overall monetization of our players.
playAWARDS Platform Metrics
Available Rewards: Available Rewards is defined as the monthly average number of unique rewards available in our applications’ rewards stores. A reward appearing in more than one application’s reward store is counted only once. A reward is counted only once irrespective of the inventory available through that reward. For example, one reward for a free night in a hotel room with ten rooms available for such free night is counted as one reward. Available Rewards only include real-world partner rewards and exclude PLAYSTUDIOS digital rewards. We use Available Rewards as a measure of the value and potential impact of the program for an interested player. It is assumed that the greater the variety and breadth of rewards offered, the more likely players will be to ascribe value to the program.
Purchases: Purchases is defined as the total number of rewards purchased for the period identified in which a player exchanges loyalty points for a reward. Purchases are not adjusted for refunds. Purchases only include purchases of real-world partner rewards and exclude any PLAYSTUDIOS digital rewards. The Company does not receive any compensation or revenues from Purchases. We use Purchases as a measure of audience interest and engagement with our playAWARDS platform.
Retail Value of Purchases: Retail Value of Purchases is defined as the cumulative retail value of all rewards listed as Purchases for the period identified. The retail value of each reward listed as Purchases is the retail value as determined by the partner upon creation of the reward. In the case where the retail value of a reward adjusts depending on time of redemption, the average retail value is used. Retail Value of Purchases only include the retail value of real-world partner rewards and exclude the cost of any PLAYSTUDIOS branded merchandise. Real-world Partner rewards are provided at no cost to the Company. We use Retail Value of Purchases to help us understand the real-world value of the rewards that are purchased by our active players.

Non-GAAP Financial Measures
To provide investors with information in addition to results as determined by GAAP, the Company discloses Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“AEBITDA”) as a non-GAAP measure that management believes provides useful information to investors. This measure is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income or any other operating performance measure calculated in accordance with GAAP.
We define AEBITDA as net income (loss) before interest, income taxes, depreciation and amortization, restructuring and related costs (consisting primarily of severance and other restructuring related costs), stock-based compensation expense, and other income and expense items (including special infrequent items, foreign currency gains and losses, and other non-cash items). We also present AEBITDA margin, a non-GAAP measure, which we calculate as AEBITDA as a percentage of net revenues.
We believe that the presentation of AEBITDA provides useful information to investors regarding the Company’s results of operations because the measure assists both investors and management in analyzing and benchmarking the performance and value of our business. AEBITDA provides an indicator of performance that is not affected by fluctuations in certain costs or other items. Accordingly, management believes that this measure is useful for comparing general operating performance from period to period, and management relies on this measure for planning and forecasting of future periods. Additionally, this measure allows management to compare results with those of other companies that have different financing and capital structures. However, other companies may define AEBITDA differently, and as a result, our measure of AEBITDA may not be directly comparable to that of other companies. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the “Reconciliation of Net Income (Loss) to AEBITDA” section of this press release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance, our liquidity and capital resources, the development and release plans of our games, and our mergers and acquisition strategy, all of which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including our ability to develop and publish our games; risks related to defects, errors, or vulnerabilities in our games and IT infrastructure; our ability to attract new, and retain existing, players of our games; the failure to timely develop and achieve market acceptance of new games and maintain the popularity of our existing games; rapidly evolving technological developments in the gaming market; competition in the industry in which we operate; our financial performance; our ability to execute merger and acquisition transactions; legal and regulatory developments; and general market, political, economic and business conditions. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our registration statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on July 28, 2021 and in other filings we make with the SEC from time to time, including our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, to be filed with the SEC. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.
SOURCE: PLAYSTUDIOS, Inc.

PLAYSTUDIOS CONTACTS

Investor Relations
IR@playstudios.com

Media Relations
Amy Rosetti
media@playstudios.com

PLAYSTUDIOS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net revenues	$70,571	$69,711	$215,490	$205,883
Operating expenses:
Cost of revenue(1)	22,282	23,840	69,802	70,199
Selling and marketing	19,274	15,078	60,461	41,232
General and administrative	8,092	4,362	24,769	13,883
Research and development	14,509	14,812	46,551	35,942
Depreciation and amortization	7,213	5,577	20,145	16,405
Total operating costs and expenses	71,370	63,669	221,728	177,661
Income (loss) from operations	(799)	6,042	(6,238)	28,222
Other income (expense), net:
Change in fair value of warrant liabilities	11,876	—	11,986	—
Interest expense, net	(57)	(107)	(206)	(94)
Other income (expense), net	(113)	494	(242)	509
Total other income (expense), net	11,706	387	11,538	415
Income before income taxes	10,907	6,429	5,300	28,637
Income tax benefit (expense)	329	(1,309)	4,819	(5,066)
Net income	$11,236	$5,120	$10,119	$23,571
Net income per share attributable to Class A and Class B common stockholders:
Basic	$0.09	$0.06	$0.09	$0.25
Diluted	$0.08	$0.05	$0.08	$0.23
Weighted average shares of common stock outstanding:
Basic	125,823	92,596	106,880	92,879
Diluted	138,795	105,078	120,516	101,876
(1)Amounts exclude depreciation and amortization.

PLAYSTUDIOS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except par value amounts)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$225,975	$48,927
Receivables	18,462	16,616
Prepaid expenses	6,440	2,429
Income tax receivable	10,471	6,959
Other current assets	416	2,854
Total current assets	261,764	77,785
Property and equipment, net	5,222	6,201
Internal-use software, net	42,731	38,756
Goodwill	5,059	5,059
Intangibles, net	1,350	1,624
Deferred income taxes	6,562	3,109
Other long-term assets	7,849	1,927
Total non-current assets	68,773	56,676
Total assets	$330,537	$134,461
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	8,832	4,717
Warrant liabilities	8,468	—
Accrued liabilities	10,596	29,089
Total current liabilities	27,896	33,806
Minimum guarantee liability	—	300
Deferred income taxes	2,579	2,970
Other long-term liabilities	1,672	1,306
Total non-current liabilities	4,251	4,576
Total liabilities	$32,147	$38,382
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00005 par value (117,918 shares authorized, none and 93,399 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively)	—	—
Class A common stock, $0.0001 par value (2,000,000 shares authorized, 109,830 and 74,422 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively)	11	8
Class B common stock, $0.0001 par value (25,000 shares authorized, 16,130 shares issued and outstanding as of September 30, 2021 and December 31, 2020.	2	2
Additional paid-in capital	264,067	71,786
Retained earnings	33,921	23,802
Accumulated other comprehensive income	389	481
Total stockholders’ equity	298,390	96,079
Total liabilities and stockholders’ equity	$330,537	$134,461

PLAYSTUDIOS, INC.
RECONCILIATION OF NET INCOME TO AEBITDA
(Unaudited and in thousands, except percentages)
The following table sets forth the reconciliation of AEBITDA and AEBITDA margin, which we calculate as AEBITDA as a percentage of net revenues, to net income (loss) and net income margin, the most directly comparable GAAP measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$11,236	$5,120	$10,119	$23,571
Depreciation & amortization	7,213	5,577	20,145	16,405
Income tax (benefit) expense	(329)	1,309	(4,819)	5,066
Stock-based compensation expense	833	1,268	3,680	2,623
Change in fair value of warrant liability	(11,876)	—	(11,986)	—
Special infrequent(1)	—	95	7,500	1,522
Restructuring and related(2)	2,303	14	2,379	92
Other(3)	267	(89)	546	(22)
AEBITDA	9,647	13,294	27,564	49,257

GAAP revenue	70,571	69,711	215,490	205,883

Margin as a % of revenue
Net income margin	15.9%	7.3%	4.7%	11.4%
AEBITDA margin	13.7%	19.1%	12.8%	23.9%

(1)Amounts reported during the three and nine months ended September 30, 2021 and 2020 represent (i) charitable donations made by us related to the COVID-19 pandemic, (ii) the transaction bonus per the terms of the merger agreement related to our business combination with Acies Acquisition Corp. (the “Merger Agreement”) and (iii) a charitable donation per the terms of the Merger Agreement.
(2)Amounts reported during the three and nine months ended September 30, 2021 and 2020 consist of (i) severance-related costs and (ii) fees related to potential mergers and acquisitions.
(3)Amounts reported in “Other” include interest expense, interest income, foreign currency gains/losses, and non-cash gains/losses on the disposal of assets.

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except percentages and ARPDAU)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	Change	% Change	2021	2020	Change	% Change
Average DAU	1,173	1,391	(218)	(15.7)%	1,228	1,517	(289)	(19.1)%
Average MAU	3,571	4,092	(521)	(12.7)%	3,867	4,377	(510)	(11.7)%
Average DPU	33	33	—	—%	34	34	—	—%
Average Daily Payer Conversion	2.8%	2.4%	0.4pp	16.7%	2.8%	2.2%	0.6pp	27.3%
ARPDAU (in dollars)	$0.65	$0.54	$0.11	20.4%	$0.64	$0.50	$0.14	28.0%
pp = percentage points

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYAWARDS PLATFORM METRICS
(Unaudited and in thousands, except available rewards)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	Change	% Change	2021	2020	Change	% Change
Available Rewards (in units)	518	379	139	36.7%	457	475	(18)	(3.8%)
Purchases (in units)	570	288	282	97.9%	1,488	977	511	52.3%
Retail Value of Purchases (in dollars)	$37,389	$13,890	$23,499	169.2%	$85,622	$46,633	$38,989	83.6%